                                                                     EXHIBIT 4.1
================================================================================


                        HORNBECK OFFSHORE SERVICES, INC.

                                       AND

                          MELLON INVESTOR SERVICES LLC

                                 AS RIGHTS AGENT




                                   ----------




                                RIGHTS AGREEMENT

                            DATED AS OF JUNE 18, 2003


================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
Section 1.        Certain Definitions.............................................................................1

Section 2.        Appointment of Rights Agent.....................................................................5

Section 3.        Issuance of Right Certificates..................................................................6

Section 4.        Form of Right Certificates......................................................................7

Section 5.        Countersignature and Registration...............................................................7

Section 6.        Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost
or Stolen Right Certificates......................................................................................8

Section 7.        Exercise of Rights; Purchase Price; Expiration Date of Rights...................................9

Section 8.        Cancellation and Destruction of Right Certificates.............................................12

Section 9.        Reservation and Availability of Preferred Stock................................................12

Section 10.       Preferred Stock Record Date....................................................................13

Section 11.       Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights...................14

Section 12.       Certification of Adjusted Purchase Price or Number of Shares...................................21

Section 13.       Consolidation, Merger or Sale or Transfer of Assets or Earning Power...........................22

Section 14.       Fractional Rights and Fractional Shares........................................................26

Section 15.       Rights of Action...............................................................................27

Section 16.       Agreement of Right Holders.....................................................................27

Section 17.       Right Certificate Holder Not Deemed a Stockholder..............................................28

Section 18.       Concerning the Rights Agent....................................................................28

Section 19.       Merger or Consolidation of, or Change in Name of, the Rights Agent.............................29

Section 20.       Rights and Duties of Rights Agent..............................................................29

Section 21.       Change of Rights Agent.........................................................................31

Section 22.       Issuance of New Right Certificates.............................................................32

Section 23.       Redemption and Termination.....................................................................33

Section 24.       Exchange.......................................................................................33

Section 25.       Notice of Certain Events.......................................................................35

Section 26.       Notices........................................................................................36

Section 27.       Supplements and Amendments.....................................................................37

Section 28.       Successors.....................................................................................38

Section 29.       Determinations and Actions by the Board of Directors, etc......................................38

Section 30.       Benefits of this Rights Agreement..............................................................38

Section 31.       Adjustments to Rights Upon Occurrence of Initial Public Offering...............................38

Section 32.       Severability...................................................................................39

Section 33.       Governing Law..................................................................................39

Section 34.       Counterparts...................................................................................39

Section 35.       Descriptive Headings...........................................................................39

EXHIBITS

         A        Certificate of Designation of Series A Preferred Stock

         B        Form of Right Certificate

         C        Summary of Rights to Purchase Stock

                                RIGHTS AGREEMENT

         This RIGHTS AGREEMENT, dated as of June 18, 2003 is by and between Hornbeck Offshore Services, Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company (the "Rights Agent").

         Effective as of June 18, 2003, The Board of Directors of the Company authorized and declared a dividend of one right (a "Right") for each share of Common Stock (as defined below) of the Company outstanding as of the close of business on June 18, 2003 (the "Record Date"), each such Right representing the right to purchase one one-hundredth (subject to adjustment) of one share of Preferred Stock (as defined below), upon the terms and subject to the conditions set forth below, and has further authorized and directed the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date and the Expiration Date (each as defined below).

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

         "Acquiring Person" shall mean any Person (as defined below) who or which, together with all Affiliates and Associates (each as defined below) of such Person, shall be the Beneficial Owner (as defined below) of 10% or more of the shares of the Common Stock of the Company then outstanding, but shall not include (i) any Exempt Person (as defined below), or (ii) any Person who or which, together with all Affiliates and Associates of such Person, would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of 10% or more of the shares of Common Stock on the date of this Agreement or as a result of participation in the 2003 private offering by the Company of up to 9,000,000 shares of the Common Stock at a price per share of $5.00, (B) being the Beneficial Owner of shares of Common Stock, the Beneficial Ownership of which was acquired by such Person pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors before such Person otherwise became an Acquiring Person; or (C) a reduction in the aggregate number of issued and outstanding shares of Common Stock pursuant to a transaction or a series of related transactions approved by the Board of Directors; provided, however, that if a Person shall be or become the Beneficial Owner of 10% or more of the shares of Common Stock of the Company then outstanding by reason of subclause (A), (B) or (C) of clause (ii) above and shall thereafter become the Beneficial Owner of any additional shares of the Common Stock of the Company (including as a result of the exercise of any applicable preemptive rights), then such Person shall be deemed to be an "Acquiring Person" unless upon consummation of the acquisition of such additional shares such Person does not (1) own 10% or more of the Common Stock then outstanding or (2) own a greater percentage of the Common Stock outstanding following the later of such acquisition or the consummation of the offering pursuant to which such acquisition was made than such person owned before such acquisition for any reason other than a rounding of the shares acquired to the nearest whole number that would avoid odd lots of fewer than 100 shares. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" became such inadvertently (including, without limitation, because (i) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (ii) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person as promptly as practicable divested or divests itself of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person," then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement.

         "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement.

         A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" and shall be deemed to have "Beneficial Ownership" of, any securities:

                           (i) that such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, is the "beneficial owner" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement) or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (i) as a result of any agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (B) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

                           (ii) that such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own,"
                  (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event; or

                           (iii) that are beneficially owned, directly or
                  indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as set forth in the proviso to subparagraph (i) of this definition) or disposing of any voting securities of the Company;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

         "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the States of Louisiana, New Jersey or Texas are authorized or obligated by law or executive order to close.

         "Close of Business" on any given date shall mean 5:00 P.M., Houston, Texas time; provided, however, that if such date is not a Business Day, it shall mean 5:00 P.M., Houston, Texas time, on the next succeeding Business Day.

         "Closing Price" of a security for any day shall mean the last sales price, regular way, on such day or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, the last quoted sales price as reported by NASDAQ or such other self-regulatory organization or registered securities information processor (as such terms are used under the Exchange Act) that then reports information concerning such security, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other entity, or, if on such day such security is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. If on such day no market maker is making a market in such security, the fair value of such security on such day as determined in good faith by the Board of Directors of the Company shall be used.

         "Common Stock" when used with reference to the Company (and, unless otherwise specified herein, shall be deemed to refer to the Company) shall mean the shares of the Company's common stock, $.01 par value per share. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such Person or, if such other person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

         "Current Market Price" shall have the meaning set forth in Section 11(d) hereof.

         "Distribution Date" shall mean the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date (or, if such Stock Acquisition Date results from the consummation of a Permitted Offer, such later date as may be determined by the Company's Board of Directors before the Distribution Date occurs) or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date, or

(ii) the Close of Business on the tenth Business Day (or such later date as may be determined by the Company's Board of Directors before the Distribution Date occurs) after the date that a tender offer or exchange offer by any Person (other than any Exempt Person) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be an Acquiring Person. The Board of Directors of the Company may, to the extent set forth in the preceding sentence, defer the date set forth in clause (i) or (ii) of the preceding sentence to a specified later date or to an unspecified later date to be determined by a subsequent action or event.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Ratio" shall have the meaning set forth in Section 24 hereof.

         "Exempt Person" shall mean the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

         "Expiration Date" shall mean the earliest of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which the Rights expire pursuant to Section 13(d) hereof and (iv) the time at which all Rights then outstanding and exercisable are exchanged pursuant to Section 24 hereof.

         "Final Expiration Date" shall mean the Close of Business on June 17, 2013.

         "Flip-In Event" shall mean an event described in Section 11(a)(ii) hereof.

         "Flip-Over Event" shall mean any event described in clause (x), (y) or
(z) of Section 13(a) hereof.

         "NASDAQ" shall mean The NASDAQ Stock Market.

         "Permitted Offer" shall mean a tender offer or an exchange offer for all outstanding Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors, after receiving advice from one or more investment banking firms, to be (a) at a price and on terms that are fair to stockholders (taking into account all factors that such members of the Board deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its stockholders.

         "Person" shall mean any individual, firm, corporation, limited liability company, partnership, association, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Preferred Stock" shall mean the Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company, having the rights, powers and preferences set forth in the Form of Certificate of Designation attached to this Rights Agreement as EXHIBIT A and, to the extent that there is not a sufficient number of shares of Series A Junior Participating preferred stock authorized to permit the full exercise of the Rights, any other series of preferred stock, par value

$.01 per share, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.

         "Principal Party" shall have the meaning set forth in Section 13(b) hereof.

         "Purchase Price" shall have the meaning set forth in Sections 4 and 7(b) hereof.

         "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.

         "Right Certificate" shall have the meaning set forth in Section 3(a) hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Stock Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

         "Subsidiary" of a Person shall mean any corporation or other entity of which securities or other ownership interests having voting power sufficient to elect a majority of the Board of Directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person or by any corporation or other entity that is otherwise controlled by such Person.

         "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.

         "Trading Day" with respect to a security shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business, or, if such security is not listed or admitted to trading on any national securities exchange but is quoted by NASDAQ, a day on which NASDAQ reports trades, or, if such security is not so quoted, a Business Day.

         "Transfer Tax" shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer, issuance or delivery of any security, instrument or right, including Rights, Preferred Stock or Common Stock.

         "Triggering Event" shall mean any Flip-In Event or any Flip-Over Event.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and to take certain actions in respect of the holders of the Rights (who in accordance with Section 3 hereof shall prior to the Distribution Date also be the holders of the shares of Common Stock) as are expressly set forth herein, although it is expressly agreed that the Rights Agent shall not act as agent for such holders, in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such Co-Rights Agent.

         Section 3. Issuance of Right Certificates.

                  (a) Until the Distribution Date, (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for shares of Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of the underlying shares of Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) by first-class, insured postage-prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Distribution Date (other than any Person referred to in the first sentence of Section 7(e)), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of EXHIBIT B attached hereto (a "Right Certificate"), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates. Upon the occurrence of the Distribution Date, the Company shall promptly notify the Rights Agent thereof in writing, or confirm any oral notification thereof in writing on or before the next following Business Day. Until such notice is received by the Rights Agent, the Rights Agent may for all purposes conclusively presume that the Distribution Date has not occurred.

                  (b) On the Record Date, or as soon as practicable thereafter, for informational purposes, the Company will send a copy of a Summary of Rights to Purchase Stock in substantially the form of EXHIBIT C attached hereto (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of shares of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for shares of Common Stock outstanding as of the Record Date, until the earlier of the Distribution Date or the Expiration Date, the Rights will be evidenced by such Common Stock certificates registered in the names of the holders thereof. Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of any certificate for shares of Common Stock outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

                  (c) Certificates issued for shares of Common Stock which become outstanding (including, without limitation, upon the transfer or exchange of outstanding shares of Common Stock, shares of Common Stock originally issued or delivered from the Company's treasury or reacquired shares of Common Stock referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend substantially in the following form:

                  This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Hornbeck Offshore Services, Inc. (the "Company") and Mellon Investor

                  Services LLC (the "Rights Agent"), dated as of June 18, 2003, as it may from time to time be supplemented or amended (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy of which is on file at the Company's principal executive offices. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the registered holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) whether currently held by or on behalf of such Person or by any subsequent holder will become null and void and may not be transferred to any Person.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the expiration or redemption of the Rights, the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates alone, and surrender for transfer of any such certificates shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby. If the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.

         Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase and assignment to be printed on the reverse thereof) shall be substantially in the form set forth in EXHIBIT B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of, and which do not affect the duties, rights or responsibilities of the Rights Agent under, this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11, 13 and 22 hereof, Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredth of a share of Preferred Stock as shall be set forth therein at the price per such one one-hundredth of a share of Preferred Stock set forth therein (the "Purchase Price"), but the number of such shares of Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein.

         Section 5. Countersignature and Registration.

                  (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or any of its Vice Presidents, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof and shall be attested to by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The

         Right Certificates shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless countersigned. If any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                  (b) Following the Distribution Date and receipt by the Rights Agent of the notice and other information referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at the office or offices designated by the Rights Agent as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

                  (a) Subject to the provisions of Sections 7(e), 13(d), 14 and 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates (other than Rights Certificates representing rights that have become null and void pursuant to Section 7(e) hereof) may be transferred or split up, combined or exchanged for one or more other Right Certificates, entitling the registered holder to purchase a like number of one one-hundredth of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for such purpose with the certificate and form of assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Right Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent not the Company shall be obligated to take any action whatsoever with respect to the transfer, split up, combination or exchange of any such surrendered Right Certificate or Certificates until the registered holder thereof shall have properly completed and signed the certificate contained in the form of assignment set forth on the reverse side of each such Right Certificate and provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner), and of the Rights evidenced thereby, as the Company or the Rights Agent shall reasonably request. Thereupon, the Rights Agent shall, subject to the provisions hereof, countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up, combination or exchange of any Right Certificates. The Rights Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such Transfer Taxes have been paid.

                  (b) Subject to the provisions of Section 7(e) hereof, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights.

                  (a) Except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed (with signatures duly guaranteed), and shall otherwise surrender the Rights Certificate upon redemption under Section 23 hereof or exchange under Section 24 hereof, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with, in the case of exercise, payment of (i) the Purchase Price for each one one-hundredth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the surrendered Rights are then being exercised and, in the case of exercise, redemption or exchange, (ii) an amount equal to any applicable Transfer Tax required to be paid by the holder of such surrendered Rights, whether surrendered upon exercise, redemption or exchange, in accordance with
         Section 9(e) hereof in cash or by certified check, cashier's check, bank draft or money order payable to the order of the Company or the Rights Agent, at or prior to the Expiration Date.

                  (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock issued pursuant to the exercise of a Right shall initially be $75.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America, in accordance with paragraph 7(c) below.

                  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the aggregate Purchase Price applicable to the number of one one-hundredth of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable Transfer Tax required to be paid by the holder of such Right Certificate in accordance with Section 9(e) hereof in cash or by certified check, cashier's check, bank draft or money order payable to the order of the Company or the Rights Agent, the Rights Agent shall, subject to Section 20(j) hereof, thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Stock certificate(s) representing the total number of one one-hundredth of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of one one-hundredth of a share of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredth of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) as provided in Section 14(b), at the election of the Company, cause depositary receipts to be issued in lieu of fractional shares of Preferred Stock, (iii) if the election provided for in the immediately preceding clause (ii) has not been made, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares of Preferred Stock in accordance with
         Section 14(b) hereof, (iv) after receipt of such certificates and/or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (v) when appropriate, after receipt thereof, deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities, other than shares of Preferred Stock, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding in such case to those referred to in the foregoing clauses (i) through (v) of this Section 7(c). Notwithstanding the foregoing provisions of this
         Section 7(c), the Company may suspend (with prompt written notice thereof to the Rights Agent) the issuance of shares of Preferred Stock or other securities upon exercise of a Right for a reasonable period, not in excess of 90 days, during which the Company seeks to register, under the Securities Act and any applicable securities law of any other jurisdiction, the shares of Preferred Stock or such other securities to be issued pursuant to the Rights; provided, however, that nothing contained in this Section 7(c) shall relieve the Company of its obligations under Section 9(c) hereof.

                  (d) If the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or his duly authorized assign, subject to the provisions of Section 14 hereof.

                  (e) Notwithstanding any provision of this Rights Agreement to the contrary, from and after the first occurrence of a Flip-In Event, any Rights that are beneficially owned by (i) an Acquiring Person (or an Associate or Affiliate of an Acquiring Person), (ii) a direct or indirect transferee of such Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a direct or indirect transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person's becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person (or such Affiliate or Associate) or to any Person with whom such Acquiring Person (or such Affiliate or Associate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Rights Agreement or otherwise. The Company shall notify the Rights Agent when this Section 7(e) applies and shall use all reasonable effort to ensure that the provisions of this Section 7(e) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to
         Section 3 hereof that represents Rights beneficially owned by an Acquiring Person (or any Associate or Affiliate thereof) and no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person (or any Associate or Affiliate thereof) or to any nominee of such Acquiring Person, Associate or Affiliate. Any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person (or any Associate or Affiliate thereof) shall be canceled.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof, and of the Rights evidenced thereby, as the Company or the Rights Agent shall reasonably request.

                  (g) Notwithstanding anything in this Rights Agreement to the contrary, no Right may be exercised (and any attempt to so exercise shall be void and of no effect) if the Company determines (prior to the issuance of the Preferred Stock or other securities or property issuable upon exercise of such Right) that (i) (A) the Preferred Stock or other securities or property issuable upon exercise of such Right, or any interest therein or right thereof, would be owned or controlled by one or more Aliens (as defined in the Restated Certificate of Incorporation of the Company, as amended) and (B) after any such exercise, Aliens would own or control an aggregate percentage of the shares of capital stock of the Company or any interest therein or right thereof in excess of the Permitted Percentage (as defined in the Restated Certificate of Incorporation of the Company, as amended) or (ii) that the exercise of such Right would otherwise cause the Company not to be a citizen of the United States within the meaning of the Shipping Act, 1916. The Board of Directors is hereby authorized to take such action as it may deem necessary or desirable to fulfill the purpose and implement the provisions set forth in the immediately preceding sentence, including without limitation, requiring, as a condition to exercise of any Right, representations and other proof as to the identity of prospective stockholders and persons on whose behalf shares of stock of the Company or any interest therein or right thereof are to be held and as to whether or not such persons are Aliens.

         Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. Reservation and Availability of Preferred Stock.

                  (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock, or any shares of Preferred Stock held in its treasury, a number of shares of Preferred Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that the Company shall not be required to reserve and keep available shares or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Section 11(a)(ii) or Section 13 hereof unless the Rights become exercisable pursuant to such adjustments, and then only to the extent the Rights become exercisable pursuant to such adjustments.

                  (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Shares of Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, or quoted on NASDAQ, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for issuance upon exercise of the Rights to be listed on such exchange or quoted on NASDAQ upon official notice of issuance.

                  (c) The Company shall use its best efforts to (i) prepare and file, as soon as practicable following the first occurrence of a Flip-In Event, a registration statement on an appropriate form under the Securities Act with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercise of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause
         (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file a registration statement and permit it to become effective. In addition, if the Company shall determine that the Securities Act requires an effective registration statement under the Securities Act following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as such a registration statement has been declared effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Promptly following the issuance of any such public announcement, the Company shall provide the Rights Agent with a copy thereof. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or any required registration statement shall not have been declared effective.

                  (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable.

                  (e) The Company further covenants and agrees that it will pay when due and payable any Transfer Tax which may be payable with respect to the issuance, delivery, redemption (as provided in Section 23 hereof) or exchange (as provided in Section 24 hereof) of the Right Certificates and of any certificates for a number of one one-hundredth of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Right Certificate to a person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, redemption or exchange or to issue or to deliver any certificates or depositary receipts for Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of any Rights until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's and the Rights Agent's satisfaction that no such Transfer Tax is due.

         Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares (fractional or otherwise) of Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares (fractional or otherwise) of Preferred Stock on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such, shall not be entitled to any rights of a holder of shares of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights. The Purchase Price, the number and kind of shares or other securities subject to purchase upon the exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a)

                           (i) If the Company shall at any time after the date
                  of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding Preferred Stock into a greater number of shares of Preferred Stock, (C) combine the outstanding shares of Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable upon exercise of a Right on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that the consideration to be paid upon the exercise of one Right shall not be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                           (ii) Subject to Sections 23(a) and 24 of this Rights
                  Agreement and except as otherwise provided in this Section 11, if any Person shall become an Acquiring Person (the first occurrence of such event being referred to herein as a

                  "Flip-In Event"), unless the event causing such Person to become an Acquiring Person is (1) a transaction set forth in
                  Section 13(a) hereof or (2) an acquisition of shares of Common Stock pursuant to a Permitted Offer, then, promptly following the occurrence of such event, (A) the Purchase Price shall be adjusted to be the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of one one-hundredth of a share of Preferred Stock for which a Right was exercisable immediately prior to such Flip-In Event, whether or not such Right was then exercisable, and (B) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive upon exercise thereof at a price equal to the then current Purchase Price (as so adjusted), in accordance with the terms of this Rights Agreement and in lieu of a number of one one-hundredths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by 50% of the Current Market Price per share of Common Stock on the date such Person became an Acquiring Person (such number of shares being referred to herein as the "Adjustment Shares"); provided, however, that the Purchase Price (as so adjusted) and the number of Adjustment Shares so receivable upon exercise of a Right shall following the date such Person became an Acquiring Person be subject to further adjustment as appropriate in accordance with Section 11(f) of this Rights Agreement to reflect any events occurring after the date of such first occurrence.

                           (iii) The Company may at its option substitute for a
                  share of Common Stock issuable upon exercise of Rights in accordance with the foregoing subparagraph (ii) of this
                  Section 11(a) such number or fractions of shares of Preferred Stock having an aggregate current market value equal to the Current Market Price per share of Common Stock. If the number of shares of Common Stock that are authorized by the Company's Restated Certificate of Incorporation, as amended, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii)of this Section 11(a), the Company shall, to the extent permitted by applicable law and regulation and material agreements then in effect to which the Company is a party, (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right, computed using the Current Market Price used to determine the number of Adjustment Shares (the "Current Value"), over (2) the Purchase Price, as adjusted in accordance with the foregoing subparagraph (ii) (such excess is herein referred to as the "Spread"), and (B) with respect to each Right (other than Rights which have become null and void under this Agreement), make adequate provision to substitute for the Adjustment Shares, upon the exercise of the Rights and payment of the applicable Purchase Price, (1) cash,
                  (2) a reduction in the Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company, including, without limitation, shares or fractions of shares, or units of shares, of preferred stock that the Board of Directors of the Company has determined to have the same value as shares of Common Stock (such shares of preferred stock and shares or fractions of shares of preferred stock are herein referred to as "Share Equivalents"), (4) debt securities of the Company,
                  (5) other
                  assets or (6) any combination of the foregoing, having a value which when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally or industry recognized investment banking firm selected by the Board of Directors of the Company; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within 30 days following the later of (x) the first occurrence of a Flip-In Event and
                  (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Flip-In Trigger Date"), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares of Preferred Stock and/or cash have an aggregate value equal to the Spread. If, upon the occurrence of a Flip-in Event, the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but not more than 90 days after the Flip-In Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action needs to be taken pursuant to the second and/or third sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this
                  Section 11(a)(iii), the value of a share of Common Stock shall be the Current Market Price per share of the Common Stock on the Flip-In Trigger Date and the value of any Share Equivalent shall be deemed to have the same value as the Common Stock on such date. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

                  (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock or shares having the same rights, privileges and preferences as the Preferred Stock

         ("equivalent preferred shares") or securities convertible into Preferred Stock or equivalent preferred shares at a price per share of Preferred Stock or equivalent preferred shares (or having a conversion price per share, if a security convertible into shares of Preferred Stock or equivalent preferred shares) less than the Current Market Price per share of the Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and equivalent preferred shares outstanding on such record date plus the number of shares of Preferred Stock and equivalent preferred shares which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock and equivalent preferred shares outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that the consideration to be paid upon the exercise of one Right shall not be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If such subscription price may be paid in the form of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock and equivalent preferred shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and if such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) If the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash or other assets (other than a regular quarterly cash dividend not in excess of 150% of the next previous regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such Current Market Price per share of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. Such adjustment shall be made successively whenever such a record date is fixed; and if such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (d) For the purpose of any computation hereunder, the "Current Market Price" per share of any security (in this Section 11(d), a "Security") on any date shall be determined as provided in this Section 11(d). In the case of a publicly traded stock or other security, the Current Market Price on any date shall be deemed to be the average of the daily Closing Prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that if the Current Market Price per share of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares or (B) any subdivision, combination, consolidation, or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Current Market Price shall be appropriately adjusted to take into account ex-dividend trading. For the purpose of any computation hereunder, if the Preferred Stock is not publicly traded but the shares of Common Stock are publicly traded, the "Current Market Price" per share of the Preferred Stock shall be conclusively deemed to be the Current Market Price per share of Common Stock multiplied by 100 (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof). If the Security is not publicly held or not so listed or traded (or in the case of Preferred Stock, if neither the Preferred Stock nor the Common Stock are publicly traded), "Current Market Price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Preferred Stock or Common Stock or any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

                  (f) If as a result of an adjustment made pursuant to Section 11(a) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (h), (i) and (m), as applicable, and the provisions of

         Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredth of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, each subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculation made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredth of a share of Preferred Stock (calculated to the nearest one ten-thousandth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one one-hundredth of a share of Preferred Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and
         (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredth of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredth of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement (and shall promptly provide a copy thereof to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If the Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredth of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredth of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of one one-hundredth of a share of Preferred Stock or of the number of shares of Common Stock or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable one one-hundredth of a share of Preferred Stock or other such number of shares of Common Stock or other securities at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the shares of Preferred Stock, cash and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock, cash and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) of Preferred Stock, Common Stock or other capital stock or securities upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, (iv) dividends on Preferred Stock payable in shares of Preferred Stock or (v) issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such holders.

                  (n) The Company covenants and agrees that it shall not, at any time after the earlier of the Distribution Date or the Stock Acquisition Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof), or (iii) sell, lease or transfer (or permit one or more Subsidiaries to sell, lease or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies (and all of which together comply) with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, sale, lease or transfer there are any rights, warrants or other instruments or securities of the Company or any other Person outstanding or agreements, arrangements or understandings in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, sale, lease or transfer, the stockholders or other equity owners of the Person who constitutes, or would constitute, the "Principal Party" for purposes of
         Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (z) the identity, form or nature of organization of the Principal Party (including without limitation the selection of the Person that will be the Principal Party as a result of the Company's entering into one or more consolidations, mergers, sales, leases, transfers or transactions with more than one party) would preclude or limit the exercise of Rights or otherwise diminish substantially or eliminate the benefits intended to be afforded by the Rights.

                  (o) The Company covenants and agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if the purpose of such action is to, or if at the time such action is taken it is reasonably foreseeable that such action will, diminish substantially or eliminate the benefits intended to be afforded by the Rights.

                  (p) Anything in this Rights Agreement to the contrary notwithstanding, except as set forth in Section 31 hereof, if the Company shall at any time after the Record Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

         Section 12. Certification of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11, 13 or 23(c) hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief, reasonably detailed statement of the facts accounting for and the computation of such adjustment, (b) file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment. Any adjustment to be made pursuant to Sections 11, 13 or 23(c) of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment unless and until it shall have received such certificate.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                  (a) If, on or after the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person or Persons and the Company shall not be the continuing or surviving corporation of such consolidation or merger,
         (y) any Person or Persons shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other Person or cash or any other property, or (z) the Company shall sell, lease or otherwise transfer (or one or more of its Subsidiaries shall sell, lease or otherwise transfer) in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than to the Company or any Subsidiary of the Company (any event described in (x), (y) or (z) a "Flip-Over Event")), then, and in such case, proper provision shall be made so that (i) each holder of record of a Right, except as provided in
         Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) in accordance with the terms of this Rights Agreement and in lieu of shares of Preferred Stock or Common Stock of the Company, such number of shares of validly issued, fully paid and nonassessable and freely tradeable shares of Common Stock of the Principal Party (as defined herein), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by dividing the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) by 50% of the Current Market Price per share of the Common Stock of such Principal Party on the date of consummation of such Flip-Over Event; provided, however, that the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of each Right shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of the first occurrence of a Flip-Over Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Flip-Over Event; (iv) such Principal Party shall take such steps (including, without limitation, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, without limitation, reservation of shares of its stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property and (v) the provisions of Section 11(a) (ii) hereof shall be of no effect following the first occurrence of any Flip-Over Event.

                  (b) "Principal Party" shall mean

                           (i) in the case of any transaction described in (x)
                  or (y) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the outstanding Common Stock of which has the greatest aggregate market value or (B) if no securities are so issued,
                  (x) the Person that survives such consolidation or is the other party to the merger and survives such merger or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value, (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives), or (z) the Person resulting from the consolidation; and

                           (ii) in the case of any transaction described in
                  clause (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, the Person the outstanding Common Stock of which has the greatest aggregate market value;

         provided however, that in any such case described in Section 13(b)(i) or (b)(ii) above, if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered under Section 12 of the Exchange Act, and if (1) such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person; (2) such Person is a Subsidiary, directly or indirectly; of more than one Person, the Common Stock of each of which is and has been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer whose outstanding Common Stock has the greatest aggregate market value; and (3) such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

                  (c) The Company shall not consummate any Flip-Over Event unless each Principal Party (or Person that may become a Principal Party as a result of such Flip-Over Event) shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume this Rights Agreement in accordance with Sections 13(a) and (b) hereof, that the requirements of Section 13(a) or (b) shall be promptly performed in accordance with these terms, that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such Flip-Over Event shall not result in a default by the Principal Party under this Rights Agreement, and further providing that, as soon as practicable after the date of such Flip-Over Event, the Principal Party at its own expense will:

                           (i) prepare and file a registration statement under
                  the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date;

                           (ii) use its best efforts to qualify or register the
                  Rights and the securities purchasable upon exercise of the Rights under the "blue sky" laws of such jurisdictions as may be necessary or appropriate;

                           (iii) use its best efforts, if the shares of Common
                  Stock of the Principal Party is or shall become listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the shares of Common Stock of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be reported by NASDAQ or such other transaction reporting system then in use; and

                           (iv) deliver to holders of the Rights historical
                  financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. If a Flip-Over Event shall occur at any time after the occurrence of a Flip-In Event, the Rights that have not theretofore been exercised shall, subject to the provisions of Section 7(e) hereof, thereafter be exercisable in the manner described in Section 13(a).

                  (d) Notwithstanding anything in this Rights Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons (or a wholly owned subsidiary of any such Person or Persons) who acquired shares of Common Stock of the Company pursuant to a Permitted Offer, (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such Permitted Offer, and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid to holders of shares of Common Stock pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

                  (e) If the Principal Party which is to be a party to a transaction referred to in this Section 13 has provision in any of its authorized securities or in its Certificate or Articles of Incorporation or bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Common Stock of such Principal Party at less than the then Current Market Price per share or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Current Market Price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the shares of Common Stock of such Principal Party pursuant to the provisions of this
         Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

                  (f) The Company covenants and agrees that it shall not, at any time after the occurrence of a Flip-In Event, enter into any transaction that would constitute a Flip-Over Event if (i) at the time of or immediately after such Flip-Over Event there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such Flip-Over Event, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

         Section 14. Fractional Rights and Fractional Shares.

                  (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Current Market Price of a whole Right. For the purposes of this Section 14(a), the then-Current Market Price of a Right shall be the Closing Price of the Rights for the Trading Day immediately prior to the date on which fractional Rights would have been issuable, determined in the same manner as the Current Market Price of a share of Common Stock shall be determined pursuant to
         Section 11(d) hereof.

                  (b) The Company shall not be required to issue fractions of shares of Preferred Stock, Common Stock, or other securities of the Company upon exercise of the Rights (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) or to distribute certificates which evidence interests in fractional shares (other than fractions of shares which are integral multiples of one one-hundredth of a share of Preferred Stock); provided, however, that in lieu of issuing fractions of shares of Preferred Stock, the Company may, at its election, issue depositary receipts evidencing fractions of shares pursuant to an appropriate agreement between the Company and a depositary selected by it, but only if such agreement shall provide that the holders of such depositary receipts shall have all of the rights, privileges and preferences to which they would be entitled as beneficial owners of the Preferred Stock. With respect to fractional shares that are not integral multiples of one one-hundredth of a share of Preferred Stock, if the Company does not issue such fractional shares or depositary receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the then Current Market Price of a share of Preferred Stock or other securities of the Company. For purposes of this Section 14(b), the then Current Market Price of a share of Preferred Stock or other securities of the Company shall be the closing price thereof for the Trading Day immediately prior to the date of such exercise, as determined pursuant to Section 11(d) hereof.

                  (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Price of one share of Common Stock. For purposes of this Section 14(c), the Current Market Price of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

                  (d) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares of Preferred Stock, Common Stock or other securities of the Company upon exercise of a Right, except as provided by this
         Section 14.

                  (e) Whenever a payment for fractional Rights or fractional shares is made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas used in calculating such payments and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any section of this Agreement relating to the payment of fractional Rights or fractional shares until the Rights Agent shall have received such certificate and sufficient monies.

         Section 15. Rights of Action. All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent hereunder, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock in their capacity as holders of Rights); and any registered holder of any Right Certificate (or, prior to the Distribution Date, any holder of record of the Common Stock, in its capacity as a holder of Rights), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, any holder of record of Common Stock in its capacity as a holder of Rights), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, evidenced by such Common Stock) in the manner provided therein and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Rights Agreement and, accordingly, that they will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations by the Company of, the obligations of any Person subject to this Rights Agreement.

         Section 16. Agreement of Right Holders. Each holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights shall be evidenced by the certificates for shares of Common Stock registered in the name of the holders of the shares of Common Stock and not by separate Right Certificates, and each Right shall be transferable only simultaneously and together with the transfer of the shares of Common Stock;

                  (b) after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the designated office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

                  (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the

         Company or the Rights Agent or the transfer agent of the Common Stock) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must act in a commercially reasonable manner to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock, Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent.

                  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, negotiation, administration, delivery, execution and amendment of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, including without limitation the reasonable fees and expenses of legal counsel (collectively, a "Loss"), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Rights Agreement, including without limitation the costs and expenses of defending against and appealing any claim of liability arising therefrom, directly or indirectly. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company, unless it is determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction that the Rights Agent acted with gross negligence, bad faith or willful misconduct in incurring a Loss. The provisions of this

         Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation or removal of the Rights Agent.

                  (b) The Rights Agent shall be authorized and protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Rights Agreement and the exercise and performance of its duties hereunder in reliance upon any Right Certificate or certificate for shares of Preferred Stock or Common Stock, or certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons or otherwise upon the advice of counsel as set forth in Section 20 hereof.

         Section 19. Merger or Consolidation of, or Change in Name of, the Rights Agent.

                  (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. If at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and if at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

                  (b) If at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Right Certificates so countersigned; in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

         Section 20. Rights and Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Rights Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in accordance with such advice or opinion.

                  (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking, or suffering or omitting to take, any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Rights Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including without limitation lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any liability for, or any responsibility in respect of, the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11, 13, 23 or 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to, the exercise of Rights evidenced by Right Certificates after receipt of actual written notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock to be issued pursuant to this Rights

         Agreement or any Right Certificate or as to whether any shares of Preferred Stock or Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or any delay in acting while waiting for such instructions. The Rights Agent is hereby authorized to rely on the most recent instructions received from any such officer.

                  (h) The Rights Agent and any stockholder, director, officer or employee or other Affiliate of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, director, officer or employee or other Affiliate from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers or employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) in the selection and continued employment thereof.

                  (j) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Preferred Stock and the Common Stock by registered or certified mail and to the holders, if any, of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock and the Common Stock by registered or certified mail and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this
Section 21, the resignation or removal of a Rights Agent shall not be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination in the conduct of its corporate trust or stock transfer business by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock and the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Company shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

         Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.

         Section 23. Redemption and Termination.

                  (a) The Company may, at its option, but only by the vote of a majority of the Board of Directors, at any time prior to the earlier of
         (i) the Close of Business on the tenth Business Day following the Close of Business on the Stock Acquisition Date, subject to extension by the Company as provided in Section 27 hereof or (ii) the Close of Business on the Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right, subject to adjustments as provided in subsection (c) below (the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) prior to the expiration of the Company's right of redemption hereunder.

                  (b) Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the redemption of the Rights (which action may be conditioned on the occurrence of one or more events or on the existence of one or more facts or may be effective at some future time), evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate, and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the effectiveness of the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption (with prompt written notice thereof to the Rights Agent) to the holders of the then outstanding Rights by mailing such notice to each such holder at its last address as such appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the effective time of the redemption, the method by which the payment of the Redemption Price will be made and the time for such payment. The failure to give notice required by this Section 23(b) or any defect therein shall not affect the legality or validity of the action taken by the Company. At the option of the Board of Directors, the Redemption Price may be paid in cash to each Rights holder or by the issuance of shares of Common Stock (and, at the Company's election pursuant to Section 14(b) hereof, cash or depositary receipts in lieu of fractions of shares) having a Current Market Price equal to such cash payment.

                  (c) If the Company shall at any time after the Record Date (A) pay any dividend on its Common Stock in shares of its Common Stock, (B) subdivide or split the outstanding shares of its Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of its Common Stock into a smaller number of shares of its Common Stock or effect a reverse split of the outstanding shares of its Common Stock, then and in such event the Redemption Price shall, except as set forth in Section 31 hereof, be appropriately adjusted to reflect such event.

         Section 24. Exchange.

                  (a) The Company may, at its option, but only by the vote of a majority of the Board of Directors, at any time and from time to time after the first occurrence of a Flip-In Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of its Common Stock at an exchange ratio of one share of its Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Company's Common Stock then outstanding.

                  (b) Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to and in accordance with subsection (a) of this Section 24 (which action may be conditioned upon the occurrence of one or more events or on the existence of one or more facts or may be effective at some time in the future) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of the Company's Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice for exchange will state the method by which the exchange of the shares of the Company's Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than rights which have become null and void pursuant to the provisions of Sections 7(e) hereof) held by each holder of Rights.

                  (c) If the number of shares of Common Stock which are authorized by the Company's Restated Certificate of Incorporation (as then restated or amended), but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of its Common Stock for issuance upon exchange of the Rights.

                  (d) In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Preferred Stock (or equivalent preferred shares, for shares of Common Stock exchangeable for Rights, at the initial rate of one one-hundredth of a share of Preferred Stock (or equivalent preferred shares) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

                  (e) The Company shall not be required to issue fractions of shares of Common Stock (or pursuant to Section 24(d) fractional shares of Preferred Stock (in other than integral multiples of one one-hundredth of a share)), or to distribute certificates which evidence fractional shares of Common Stock (or nonintegral multiples of one one-hundredth of a share of Preferred Stock). In lieu thereof, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock (or nonintegral multiples of one one-hundredth of a share of Preferred Stock) would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Price of a whole share of Common Stock or Preferred Stock. For the purposes of this Section 24(e), the applicable Current Market Price of a whole share of Common Stock or Preferred Stock shall be determined pursuant to Section 11(d) hereof for the Trading Day immediately prior to the effective date of exchange pursuant to Section 24(b) hereof.

         Section 25. Notice of Certain Events.

                  (a) If the Company shall propose, at any time after the earlier of the Distribution Date or the Stock Acquisition Date, (i) to effect any of the transactions referred to in Section 11(a) (i) hereof or to pay any dividend to the holders of record of its Preferred Stock payable in stock of any class or to make any other distribution to the holders of record of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of record of its Preferred Stock, options, warrants or other rights to subscribe for or to purchase (including any security convertible into or exchangeable for Preferred Stock) any shares of Preferred Stock or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50 % of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock), then, in each such case, the Company shall give to the Rights Agent and each holder of record of a Right Certificate, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such dividend or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of the Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of record of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of the Common Stock and/or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

                  (b) In case any Flip-In Event shall occur, then, (i) the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Rights Certificate, in accordance with
         Section 26 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

         Section 26. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) or by facsimile transmission as follows:

                         Hornbeck Offshore Services, Inc.
                         414 North Causeway Boulevard
                         Mandeville, Louisiana  70448
                         Attention: Todd M. Hornbeck, Chief Executive Officer Facsimile No.: (985) 727-2006

                         With a copy to:

                         Winstead Sechrest & Minick P.C.
                         600 Town Center One
                         1450 Lake Robbins Drive
                         The Woodlands, Texas  77380
                         Attention:  R. Clyde Parker, Jr., Esq.
                         Facsimile No.:  (281) 681-5901

Subject to the provisions of Section 21, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of record of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) or by facsimile transmission as follows:

                           Mellon Investor Services LLC
                           600 N. Pearl Street - Suite 1010
                           Dallas, Texas  75201
                           Attn:  Client Service Manager
                           Facsimile No.:  (214) 922-4455

                           With a copy to:

                           Mellon Investor Services LLC
                           85 Challenger Road
                           Ridgefield Park, New Jersey 07660-2108
                           Attention:  General Counsel
                           Facsimile No.:  (201) 296-4004

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or Right (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 27. Supplements and Amendments. For as long as the Rights are then redeemable and except as otherwise provided below in this Section 27, the Company may in its sole and absolute discretion and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights or the shares of Common Stock. At any time when the Rights are not then redeemable and except as otherwise provided below in this Section 27, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (c) to shorten or lengthen any time period hereunder or (d) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and that shall not materially adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of any Acquiring Person); provided, however, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (c) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than any Acquiring Person and its Affiliates and Associates). Upon the delivery of a certificate from an appropriate officer of the Company and, if requested by the Rights Agent, an opinion of counsel which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided, however, that the Rights Agent may, but shall not be obligated to, execute any supplement or amendment that affects the Rights Agent's rights, duties, obligations or immunities under this Agreement. Notwithstanding anything contained in this Rights Agreement to the contrary, (a) no supplement or amendment shall be made which decreases the Redemption Price or shortens the Final Expiration Date and (b) the

Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent's own rights, duties, obligations or immunities under this Agreement.

         Section 28. Successors. All of the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Rights Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including without limitation for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date hereof. The Board of Directors of the Company (or, as set forth herein, certain specified members thereof) shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend this Rights Agreement as provided in Section 27 above). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors of the Company in good faith, shall
(x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties, and (y) not subject the Board of Directors to any liability to the holders of the Rights. The Rights Agent shall be entitled to rely, and fully protected in such reliance, on the assumption that the Board of Directors has acted in good faith in connection with any determination or action by the Board of Directors hereunder.

         Section 30. Benefits of this Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the shares of Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock in their capacity as holders of Rights).

         Section 31. Adjustments to Rights Upon Occurrence of Initial Public Offering. Notwithstanding anything in this Agreement to the contrary, if the Company shall, in connection with an initial underwritten public offering of its Common Stock, (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iv) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock, or (v) otherwise act with respect to its securities as set forth in Section 11 above, the Company shall be entitled, for so long as the Rights are then redeemable, to make such adjustments to the terms of the Rights in substitution for and satisfaction of the adjustments provided in Section 11 and Section 23 as and to the extent that it in its sole discretion shall determine to be advisable.

         Section 32. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Rights Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth day following the date of such determination by the Board of Directors of the Company. Without limiting the foregoing, if any provision requiring that a determination be made by less than the entire Board of Directors of the Company is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the entire Board of Directors of the Company.

         Section 33. Governing Law. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be governed by and construed and enforced in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties, obligations and immunities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

         Section 34. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 35. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have cause this Rights Agreement to be duly executed, all as of the day and year first above written.

                                           HORNBECK OFFSHORE SERVICES,
                                           INC.

                                           By: /s/ TODD M. HORNBECK
                                               --------------------------------
                                               Todd M. Hornbeck
                                               Chief Executive Officer



                                           MELLON INVESTOR SERVICES LLC

                                           By: /s/ DAVID M. CARY
                                               --------------------------------
                                           Name:  David M. Cary
                                                -------------------------------
                                           Title: Vice President
                                                 ------------------------------

                                                                       EXHIBIT A

                                 DESIGNATION OF
                SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF
                        HORNBECK OFFSHORE SERVICES, INC.

                             Pursuant to Section 151
                     of the Delaware General Corporation Law

         RESOLVED, that pursuant to the authority conferred upon the Board of Directors of the Company by its Restated Certificate of Incorporation, as amended, and by the provisions of Section 151 of the Delaware General Corporation Law a series of preferred stock be and it hereby is established, in the number and having the designation, preferences, terms, qualifications, limitations, restrictions and relative rights, including voting rights, set forth below:

                  (a) Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be one million (1,000,000).

                  (b) Dividends and Distributions.

                           (i) Subject to the provisions for adjustment
                  hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, $0.01 par value per share, of the Company (the "Common Stock") and (ii) a preferential cash dividend (the "Preferential Dividends"), if any, on the first day of April, July, October and January of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount equal to $1.00 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Company or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value of such share), then and in each such event the Company shall simultaneously pay on each then outstanding share of Series A Preferred Stock of the Company a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Participating Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple". If the Company shall at any time after June 18, 2003 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately before such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

                           (ii) The Company shall declare each Participating
                  Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

                           (iii) Preferential Dividends shall begin to accrue on
                  outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock. Accrued but undeclared or unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued, declared and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  (c) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                           (i) Subject to the provisions for adjustment
                  hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Company. The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple". If the Company shall at any time after June 18, 2003 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately before such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

                           (ii) Except as otherwise provided by law or in this
                  Designation, the Restated Certificate of Incorporation, as amended, or the Second Restated Bylaws, as amended, of the Company, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

                           (iii) If the Preferential Dividends accrued on the
                  Series A Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or set apart for payment, the holders of record of Preferred Stock of the Company of all series (including the Series A Preferred Stock), other than any series in respect of which such right is expressly withheld by the Restated Articles of Incorporation, as amended, or the authorizing resolutions included in the certificate of designation therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required by the Bylaws before such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; provided, however, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereto.

                           (iv) Except as otherwise set forth herein or required
                  by law, the Restated Certificate of Incorporation, as amended, or the Second Restated

                  Bylaws, as amended, of the Company, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

                  (d) Certain Restrictions.

                           (i) Whenever Preferential Dividends or Participating
                  Dividends are in arrears, whether or not declared, or the Company shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not:

                                    (1) declare or pay dividends on, make any
                           other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                                    (2) declare or pay dividends on or make any
                           other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

                                    (3) except as permitted by subparagraph (iv)
                           of this paragraph 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

                                    (4) purchase or otherwise acquire for
                           consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                                    (ii) The Company shall not permit any
                           Subsidiary (as hereinafter defined) of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Company shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the Board of Directors or other persons performing similar functions are beneficially owned, directly or indirectly, by the Company or by any corporation or other entity that is otherwise controlled by the Company.

                                    (iii) The Company shall not issue any shares
                           of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of June 18, 2003 between the Company and Mellon Investor Services LLC as Rights Agent, a copy of which is on file with the Secretary of the Company at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from or greater than those of the Series A Preferred Stock.

                           (e) Reacquired Shares. Any shares of Series A
                  Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                           (f) Liquidation, Dissolution or Winding Up. Upon any
                  voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, (A) $100.00 per share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided, and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". If the Company shall at any time after June 18, 2003 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately before such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately before such event.

                           (g) Certain Reclassifications and Other Events.

                                    (i) If holders of shares of Common Stock of
                           the Company receive after June 18, 2003 in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately before such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately before such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately before such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately before such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

                                    (ii) If holders of shares of Common Stock of
                           the Company receive after June 18, 2003 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately before such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

                                    (iii) If holders of shares of Common Stock
                           of the Company receive after June 18, 2003 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately before such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately before such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately before such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately before such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Company as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

                                    (iv) For purposes of this Section 7, the
                           "Fair Market Value" of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the thirty consecutive Trading Days (as such term is hereinafter defined) immediately before such date; provided, however, that, if such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within thirty Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case, no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Company is open. If the shares are not publicly held or not so listed or traded on any day within the period of thirty Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of

                           Directors of the Company. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Company.

                           (h) Consolidation, Merger, etc. If the Company shall
                  enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately before such event.

                           (i) Effective Time of Adjustments.

                               (i) Adjustments to the Series A Preferred Stock
                           required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

                               (ii) The Company shall give prompt written notice
                           to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Company of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

                           (j) No Redemption. The shares of Series A Preferred
                  Stock shall not be redeemable at the option of the Company or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Restated Certificate of Incorporation, as amended, of the Company.

                           (k) Ranking. Unless otherwise provided in the
                  Restated Certificate of Incorporation, as amended, of the Company or a Certificate of Designations relating to a subsequent series of preferred stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

                           (l) Amendment. Except as contemplated herein, the
                  provisions hereof and the Restated Articles of Incorporation, as amended, of the Company shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                                                                       EXHIBIT B

                           [Form of Right Certificate]

Certificate No. R-         ______ Rights

NOT EXERCISABLE AFTER JUNE 18, 2013 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY AT $.001 PER RIGHT, AND TO EXCHANGE, ON THE TERMS SET FORTH OR REFERRED TO IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

                                RIGHT CERTIFICATE

                        HORNBECK OFFSHORE SERVICES, INC.

         This certifies that          , or registered assigns, is the registered
owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of June 18, 2003, as the same may be supplemented or amended from time to time (the "Rights Agreement") between Hornbeck Offshore Services, Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a
New Jersey limited liability company ("Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and before the close of business on June 18, 2013 at the designated office of the Rights Agent, or its successors as Rights Agent, one one-hundredth of a fully paid nonassessable share of the Company's Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock") at a purchase price of $75.00 per one one-hundredth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related certificate set forth on the reverse side hereof duly executed.

         As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredth of a share of Preferred Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Preferred Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided by the Rights Agreement.

         If the Rights evidenced by this Right Certificate are at any time beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall be null and void and may not be transferred to any person and the holder of any such Right (including any purported transferee or subsequent holder) shall not have any right to exercise or transfer any such Right.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.

         This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of one one-hundredth of a share of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.00l per Right (payable, at the election of the Company, in cash or in shares of the Company's common stock, $.01 par value per share ("Common Stock")) or (ii) may be exchanged in whole or in part for shares of Common Stock or for shares of Preferred Stock.

         No fractional shares of Preferred Stock are required to be issued upon the exercise or redemption of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock), and in lieu thereof the Company may cause depository receipts to be issued and/or a cash payment may be made, as provided in the Rights Agreement.

         No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of
            ------------------.
                                        HORNBECK OFFSHORE SERVICES, INC.


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

ATTEST:

-------------------------------
          Secretary

COUNTERSIGNED:

MELLON INVESTOR SERVICES LLC,
as Rights Agent

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)

 FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto

_______________________________________________________________________________
                  (Please print name and address of transferee)
_______________________________________________________________________________
Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
Attorney to transfer the within Rights on the books of the within-named Company, with full power of substitution.

Dated:  ____________________, _______.


                                                -------------------------------
                                                Signature

Signature Guaranteed:





         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         1. this Right Certificate [ ] is [ ] is not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or an Associate thereof (as such terms are defined pursuant to the Rights Agreement); and

         2. after due inquiry and to the best knowledge of the undersigned, it
[ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined pursuant to the Rights Agreement) or who is a direct or indirect transferee of an Acquiring Person or of an Affiliate or Associate of an Acquiring Person.

         Dated as of _____________________, _______.



                                                 ------------------------------
                                                 Signature

                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                 (To be executed if registered holder desires to exercise the Rights represented by this Right
                 Certificate.)

To Hornbeck Offshore Services, Inc.:

         The undersigned hereby irrevocably elects to exercise ___________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) of Preferred Stock (or such other securities) be issued in the name:

_______________________________________________________________________________
           (Please insert social security or other identifying number)

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________






         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

_______________________________________________________________________________
           (Please insert social security or other identifying number)

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________


         Dated:  __________________, ______.


                                                   ----------------------------
                                                   Signature

Signature Guaranteed:



         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                     NOTICE

         The signature to the foregoing Form of Election must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C

         UNDER CERTAIN CIRCUMSTANCES AS PROVIDED IN THE RIGHTS AGREEMENT (DEFINED BELOW), RIGHTS ISSUED TO OR BENEFICIALLY OWNED BY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BE NULL AND VOID AND MAY NOT BE TRANSFERRED TO ANY PERSON.

                        HORNBECK OFFSHORE SERVICES, INC.

                       SUMMARY OF RIGHTS TO PURCHASE STOCK

         On June 18, 2003, the Board of Directors of Hornbeck Offshore Services, Inc. (the "Company") declared a dividend on each outstanding share of common stock, $.01 par value per share (the "Common Stock") of one right to purchase (individually a "Right" and collectively the "Rights") Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"). The dividend is payable as of June 18, 2003 (the "Record Date"), to stockholders of record on that date. Each Right will, upon the occurrence of events, described below, that make it exercisable, entitle the registered holder to purchase from the Company one one-hundredth of one share of the Preferred Stock at a price of $75.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (as amended from time to time, the "Rights Agreement") between the Company and Mellon Investor Services LLC as the rights agent (the "Rights Agent").

         Initially, the Rights will be represented by all certificates representing outstanding shares of Common Stock and no separate certificates for the Rights will be distributed.

         The Rights will separate from the Common Stock on the Distribution Date, which is defined in the Rights Agreement as the earlier of (i) the tenth business day following the date of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 10% or more of the Company's Common Stock (the date of the announcement of such acquisition being the "Stock Acquisition Date") or (ii) the tenth business day (or such later date as may be determined by the Board of Directors before the Distribution Date occurs) after the commencement or public announcement of a tender or exchange offer that would, if consummated, result in a person or group becoming an Acquiring Person, whether any purchases actually occur pursuant to such offer or not. The definition of Acquiring Person under the Rights Agreement excludes (A) the Company, (B) any subsidiary of the Company, (C) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company or any person organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan, or (D) any person whose ownership of 10% or more of the Common Stock then outstanding results solely from (i) being a beneficial owner of 10% or more of the Common Stock at the effective date of the Rights Agreement or as a result of participation in the 2003 private offering by the Company of up to 9,000,000 shares of Common Stock at a price per share of $5.00, (ii) any action or transaction approved by the Board of Directors before such person acquires such 10% beneficial ownership or (iii) a reduction in the number of issued and outstanding shares of Common Stock pursuant to a transaction or transactions approved by the Board of Directors. Any person excluded from becoming an

Acquiring Person by reason of subclause (i), (ii) or (iii) above will nevertheless become an Acquiring Person if it acquires any additional shares of Common Stock (including as a result of the exercise of any applicable preemptive rights), unless upon consummation of the acquisition of additional shares of Common Stock such person does not (1) own 10% or more of the Common Stock then outstanding or (2) own a greater percentage of the Common Stock outstanding following the later of such acquisition or the consummation of the offering pursuant to which such acquisition was made than such person owned before such acquisition for any reason other than a rounding of the shares acquired to the nearest whole number that would avoid odd lots of fewer than 100 shares.

         The Rights Agreement provides that, until the Distribution Date, the Rights will be represented by and transferred with, and only with, the shares of Common Stock. Until the Distribution Date or earlier redemption, exchange, expiration or termination of the Rights, new certificates representing shares of Common Stock issued after the Record Date will contain a legend incorporating the Rights Agreement by reference and the surrender for transfer of any certificates representing shares of Common Stock outstanding as of the Record Date, with or without a copy of this Summary of Rights, will constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. The Rights will separate from the Common Stock upon the occurrence of the Distribution Date, and as soon as practicable following the Distribution Date, separate certificates evidencing the Rights will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date. From and after the Distribution Date, such separate certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on June 17, 2013 unless earlier redeemed or exchanged by the Company or unless they are terminated, in each case as described below.

         The Purchase Price payable and the number of shares of Preferred Stock or other securities, including without limitation Common Stock, or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of shares of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or securities convertible into Preferred Stock at less than the Current Market Price (as such term is defined in the Rights Agreement) or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights is also subject to certain adjustments from time to time in the event of, among other things, a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock, or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, before the Distribution Date.

         Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will also be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100.00 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

         If a person becomes an Acquiring Person (a "Flip-In Event") in a manner other than pursuant to a tender or exchange offer for all outstanding shares of Common Stock at a price and on terms that a majority of the members of the Board of Directors determines to be fair to and in the best interests of the Company and its stockholders (a "Permitted Offer"), each holder of a Right who is not an Acquiring Person or related thereto as specified in the Rights Agreement will, if the Rights are not earlier redeemed, thereafter have the right to receive, upon exercise of such Right and payment of the Purchase Price, one one-hundredth of a share of Preferred Stock (or, in certain circumstances, Common Stock, cash, property or other securities).

         If, at any time on or after a Stock Acquisition Date (i) the Company is acquired in a merger or other business combination transaction (in which any shares of Common Stock are changed into or exchanged for other securities or assets) other than certain mergers that follow a Permitted Offer or (ii) 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) is sold or transferred in one or a series of related transactions (each of the events described in (i) and (ii) above being a "Flip-Over Event"), each holder of a Right (except Rights that have previously been voided) will thereafter have the right to receive, upon exercise of such Right and payment of the Purchase Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Purchase Price.

         Fractions of shares of Preferred Stock (other than integral multiples of one one-hundredth of a share) which would otherwise be issued upon exercise or redemption of the Rights may, at the election of the Company, be evidenced by depositary receipts. The Rights Agreement also provides that the Company may pay cash in lieu of fractional shares.

         At any time on or before the close of business on the tenth business day following a Stock Acquisition Date (or such later date as may be authorized by the Board of Directors), the Company may redeem the Rights in whole, but not in part, at a price of $.00l per Right (the "Redemption Price"), payable at the election of the Company in cash or shares of Common Stock. Immediately upon the action of the Board of Directors of the Company authorizing redemption of the Rights and without any further action or notice, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         After the occurrence of a Flip-In Event and before a person becomes the beneficial owner of 50% or more of the Common Stock then outstanding, the Company may, if authorized by the Board of Directors, exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which will have become void), in whole or in part, at an exchange ratio per Right of one share of Common Stock, and/or other equity securities deemed to have the same value as one share of Common Stock, subject to adjustment.

         During any such time as the Rights are redeemable, the Company may amend the Rights in any manner, including without limitation an amendment to extend the time period during which the Rights may be redeemed, except that the Company may not, during such time, amend the Rights to decrease the Redemption Price or move forward the expiration date of the Rights. During any such time as the Rights are not redeemable, the Company may amend the Rights Agreement (a) to cure any ambiguity, defect, or inconsistency, (b) to make changes that do not materially adversely affect the interests of holders of the Rights (excluding the interests of any Acquiring Person), or (c) to shorten or lengthen any time period under the Rights Agreement, except that the Company may not amend the Rights Agreement to lengthen the time period governing redemption during any such time as the rights are not redeemable.

         Until a Right is exercised, the holder thereof, as such, will not have any rights as a shareholder of the Company, including without limitation the right to vote or to receive dividends.

         Notwithstanding the foregoing description, the Company has reserved the right in the Rights Agreement to make changes to any or all of the terms of the Rights, if before the Distribution Date the Company consummates an underwritten initial public offering of its Common Stock.

         A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated in this summary description herein by reference.